Exhibit 99.1

GLUCOTRACK TO PARTICIPATE IN FORGETDIABETES, A PROMINENT EUROPEAN RESEARCH INITIATIVE TO DEVELOP A BIONIC PANCREAS

Continuous Blood Glucose Monitor will be integrated with automated insulin delivery system for major EU diabetes study

Rutherford, NJ, April 16, 2025 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it will participate in the FORGETDIABETES bionic pancreas initiative that will develop a long-term, automated insulin delivery system that will enable optimal glucose control without patient intervention.

FORGETDIABETES is funded by the European Union’s Horizon 2020 research and innovation program, a multi-year funding program with €75 Billion to support initiatives ranging from basic research to innovative product development. The groundbreaking FORGETDIABETES initiative is dedicated to developing a bionic invisible pancreas, which will free people with type 1 diabetes from therapeutic actions and the related psychological burden. Glucotrack’s Continuous Blood Glucose Monitor (CBGM) will provide real-time glucose readings to drive insulin delivery decisions for the bionic pancreas system.

“We are committed to the goal of revolutionizing treatment for people with type 1 diabetes, forever changing the medical approach towards this disease burden, said Claudio Cobelli, PhD, Emeritus Professor of Bioengineering at the University of Padova in Padova, Italy, who serves as Coordinator for the initiative. “The longevity, accuracy and convenience of Glucotrack’s CBGM make it more automatic and less intrusive to daily living than other glucose monitoring methods and thus an ideal complement for our bionic pancreas technology.”

Despite significant advancements in diabetes technology, such as subcutaneous continuous glucose sensors and insulin pumps, daily management remains a substantial burden for many people living with diabetes. The FORGETDIABETES initiative aims to alleviate this burden by developing a groundbreaking bionic pancreas technology. This innovative solution seeks to transform diabetes from a disease that requires constant attention into a more manageable lifestyle condition, much like wearing long-term contact lenses. By simplifying diabetes management, the bionic pancreas has the potential to revolutionize the lives of countless individuals, allowing them to focus on their daily activities without the constant worry and interruptions associated with traditional diabetes care.

“We are thrilled to be part of the groundbreaking FORGETDIABETES initiative, which aligns perfectly with our mission to transform diabetes management through innovative and accessible technology,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “At Glucotrack, we are committed to redefining what life with diabetes can look like by providing simplified, discreet monitoring with our CBGM. Integration into automated insulin delivery systems is a key priority for us. We are honored to join FORGETDIABETES to develop a fully implantable closed loop system for people living with diabetes.”

Participants in the FORGETDIABETES initiative include the Department of Women & Child’s Health at University of Padova, Padova (Italy), the BioRobotics Institute at Sant’Anna School of Advanced Studies, Pisa (Italy), Pfützner Science & Health Institute GmbH, Mannheim (Germany), Centre Hospitalier Universitaire de Montpellier (France), Forschungsinstitut der Diabetes-Akademie Bad Mergentheim (Germany) and WaveComm, SME, Siena (Italy).

The Glucotrack Continuous Blood Glucose Monitor is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com